Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36693)
pertaining to the Capital City Bank Group, Inc. 401(k) Plan of

our report dated June 25, 2021, with
respect to the financial statements of the Capital City Bank Group, Inc.

401(k) Plan included in this
Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Tallahassee, Florida
June 27, 2022